EXHIBIT 99

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
804.289.9709

THE BRINK’S COMPANY REPORTS
HIGHER FIRST-QUARTER EARNINGS

Latin American Operations and Brink’s Home Security Unit Drive Strong Profit Growth

RICHMOND, Va., April 30, 2008 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported first-quarter income from continuing operations of $48.0 million or $1.02 per share, up from $31.1 million or 66 cents per share in last year’s first quarter.
First-quarter revenue was $920.6 million, up 24% (16% on a constant currency basis) from $740.5 million in the first quarter of 2007.  Operating profit rose 51% to $97.3 million, up from $64.3 million last year and was driven mainly by strong profit growth at Brink’s, Incorporated’s Latin American operations and Brink’s Home Security.  The effect of changes in currency values on operating profit was insignificant.
This year’s first-quarter results include approximately $35 million of additional revenue from one-time currency conversion operations, which are expected to decline sharply in the second quarter and be completed during the third quarter.
Corporate expense in the first quarter of 2008 includes approximately $6 million related to its strategic review, proxy matters and the initial steps supporting the planned execution of the previously announced spin-off of Brink’s Home Security.
Michael T. Dan, chairman, president and chief executive officer of The Brink’s Company, said: “Solid growth across the board in Latin America, including the temporary effects of the currency conversion project, and improvement in several European countries combined to sharply increase Brink’s, Incorporated’s profits in the recent quarter.  Our focus for the rest of the year will be to maintain improvements in Europe and look for ways to combat tougher competitive environments and higher costs in our operations in the United States and France.  Our full-year goal for this business in 2008 is to deliver organic revenue growth in the high-single-digit percentage range with an operating profit margin of approximately 9%.”
“In a difficult housing market, Brink’s Home Security once again achieved solid growth in revenue, operating profit, cash flow and subscribers.  Despite current economic headwinds, we still expect Brink’s Home Security to deliver 10% or better annual growth in revenue and operating profit while growing the subscriber base in the high-single-digit percentage range.”

Business Unit Performance: First-Quarter 2008 Versus 2007

Brink’s, Incorporated (“Brink’s”)
Brink’s, the company’s secure transportation and cash management unit, had first-quarter revenue of $792.8 million, up 27% (17% on a constant currency basis) from $625.8 million in the year-ago quarter.  Operating profit rose 61% to $82.0 million, for a margin of 10.3%, up from $51.0 million last year and a margin of 8.1%.  The increase in operating profit was due primarily to solid growth in Latin American operations, including the effect of temporarily higher volumes related to our support of customers during the currency conversion process.  Due to inflationary pressures, especially those related to wage increases in Latin America, and less currency conversion work, the second-quarter 2008 operating profit margin is expected to be approximately 7%.
Capital expenditures during the quarter totaled $31.5 million.  Capital spending at Brink’s in 2008 is expected to be between $155 million and $165 million.

Brink’s North America
First-quarter revenue in North America was $230.3 million, up 9% from $211.2 million last year.  Operating profit was $13.4 million, down 27% from $18.3 million in the year-ago quarter due to higher costs for labor, transportation and selling activities and lower volumes in the higher-margin U.S. Global Services operations.  The operating profit margin for the quarter was 5.8%, down from 8.7% in last year’s first quarter.

Brink’s International
First-quarter revenue from international operations was $562.5 million, up 36% (22% on a constant currency basis) from $414.6 million in 2007, reflecting increases in all regions.  First-quarter operating profit more than doubled to $68.6 million, up from $32.7 million last year.  The improvement was due primarily to higher profits in several Latin American countries.  The operating profit margin for international operations was 12.2%, up from 7.9% in last year’s first quarter.
EMEA (Europe, Middle East, Africa):   First-quarter revenue for EMEA was $332.4 million, up 23% (8% on a constant currency basis) from $270.4 million in 2007.  Operating profit declined slightly versus the year-ago quarter as improved performance in several countries was offset by weakness in the French operations.
Latin America:   First-quarter revenue in Latin America increased 63% (51% on a constant currency basis) to $211.0 million, up from $129.5 million in 2007.  Growth in the first quarter of 2008 included approximately $35 million related to the currency conversion in Venezuela.  Revenues from conversion operations are expected to decline to approximately $10 million in the second quarter.  Operating profit was up significantly over last year as profit growth in Venezuela was supplemented by strong performance in Brazil, Colombia, Chile and Argentina.
Asia-Pacific:   First-quarter revenue in Asia-Pacific was $19.1 million versus $14.7 million last year.  Operating profit increased over the year-ago period due to improved results from Global Services.

Brink’s Home Security (“BHS”)
First-quarter revenue at BHS was $127.8 million, up 11% from $114.7 million in 2007 due primarily to continued growth in the subscriber base and higher average monitoring rates.  BHS ended the quarter with approximately 1.25 million subscribers, up 8.4% from the year-ago level.  Monthly recurring revenue rose 12% to $38.3 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).
Operating profit was $32.0 million, up 14% from $28.2 million last year as higher profits from recurring services offset increased investment in new subscribers.  The first-quarter operating profit margin was 25.0%, up slightly from 24.6% in 2007.
BHS installed approximately 44,600 systems for new customers during the quarter, a decline of 3% from the year-ago level, and had 18,900 disconnects.  The decline in installations reflects the effects of ongoing weakness in the housing market.
The annualized disconnect rate was 6.1% in both periods.  The full-year disconnect rate in 2008 is expected to range between 6.5% and 7.0%.
First-quarter capital expenditures at BHS totaled $45.8 million.  Total capital spending at BHS in 2008 is expected to be between $185 million and $195 million.

Recent Events
On February 25, the company announced its intent to pursue a tax-free spin-off of BHS into a separate publicly traded company.  The spin-off is expected to be completed in the fourth quarter of this year.  The initial filing of Form 10 with the Securities and Exchange Commission, which will include preliminary details regarding the spin-off, is expected to occur during the second quarter.
During the first quarter of 2008, the company purchased 594,300 shares of its common stock for $36.9 million or $62.16 per share under the $100 million share repurchase authorization announced in 2007.  From April 1 through April 25, an additional 204,000 shares were purchased for $13.9 million or $68.00 per share.

Corporate Expenses
Total corporate expense in the first quarter was $16.1 million, up from $11.6 million in 2007.  in the 2008 quarter, the company incurred approximately $6 million of expenses related to its strategic review, proxy matters and the initial steps towards the planned execution of a tax-free spin-off of its BHS subsidiary.  An additional $10 million to $15 million of expenses related to the spin-off are expected to be incurred during the balance of 2008.

Costs Related to Former Operations Included in Continuing Operations
First-quarter expenses related to former operations totaled $0.6 million, down from $3.3 million in 2007 due primarily to lower postretirement medical and pension expenses.

Taxes
The effective income tax rate of 35.1% for the first quarter of 2008 was lower than the year-ago rate of 39.9%, which included the recording of valuation allowances on expected benefits in non U.S. jurisdictions.  The company expects the effective tax rate for full-year 2008 to be in the range of 34% to 36%.

Discontinued Operations
First-quarter income from discontinued operations was $2.1 million or 4 cents per share versus a loss of $2.4 million or 5 cents per share in the first quarter of 2007.

Net Income
First-quarter net income, which includes results from continuing and discontinued operations, was $50.1 million or $1.07 per share versus $28.7 million or 61 cents per share in 2007.

This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this document includes, but is not limited to, expected revenue growth, cash flow and earnings for The Brink’s Company and its subsidiaries in 2008, including organic revenue growth and operating profit margin at Brink’s and revenue, operating profit and subscriber growth at BHS, maintaining improvements in Europe, combating competitive environments and higher costs in the United States and France, anticipated revenues from currency conversion operations, expected capital expenditures for 2008, ongoing weakness in the housing market, the disconnect rate at BHS, the strategic decision to spin-off BHS, the tax free nature, timing and other expected characteristics of the spin-off, expected additional expenses in 2008 related to the spin-off and the anticipated annual effective tax rate for 2008.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink’s Company and its subsidiaries, include, but are not limited to the ability of the Company to complete a successful spin-off of BHS, the satisfaction of all conditions in order to complete a spin-off of BHS, demand for the services of Brink’s and BHS, the ability to identify and execute further cost and operational improvements and efficiencies in the core businesses, the impact of continuing initiatives to control costs and increase profitability, the ability of the businesses to cost effectively match customer demand with appropriate resources, the willingness of Brink’s and BHS’ customers to absorb future price increases and the actions of competitors, the Company’s ability to identify strategic opportunities and integrate them successfully, acquisitions and dispositions made in the future, Brink’s ability to integrate recent acquisitions, corporate expenses due to the implementation of the spin-off decision and shareholder initiatives, decisions by the Company’s Board of Directors, Brink’s ability to perform currency conversion cash handling services in Venezuela successfully and without adverse operational issues, regulatory and labor issues and higher security threats in European countries, the impact of actions responding to current market conditions in the United States, France and other European countries, the return to profitability of operations in jurisdictions where Brink’s has recorded valuation adjustments, the input of governmental authorities regarding the non-payment of customs duties and value-added tax, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates for dividend remittances, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, the ability of the Company and its subsidiaries to obtain appropriate insurance coverage at reasonable prices, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, Brink’s loss experience, changes in insurance costs, risks customarily associated with operating in foreign countries including changing labor and economic conditions, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with information technology and other ongoing contractual obligations, BHS’ ability to maintain subscriber growth, the number of household moves, the level of home sales or new home construction, potential instability in housing credit markets, the performance of BHS’ equipment suppliers and dealers, BHS’ ability to cost-effectively develop or incorporate new systems in a timely manner, decisions regarding continued support of the developing commercial business, the ability of the home security industry to dissuade law enforcement and municipalities from refusing to respond to alarms, the willingness of BHS’ customers to pay for private response personnel or other alternatives to police responses to alarms, estimated reconnection experience at BHS, costs associated with the purchase and implementation of cash processing and security equipment, changes in the scope or method of remediation or monitoring of the Company’s former coal operations, the timing of the pass-through of certain costs to third parties and the timing of approvals by governmental authorities relating to the disposal of the coal assets, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, annual actuarial revaluations, and periodic revaluations of reclamation liabilities, the funding levels, accounting treatment, investment performance and costs of the company’s pension plans and the VEBA, whether the Company’s assets or the VEBA’s assets are used to pay benefits, projections regarding the number of participants in and beneficiaries of the Company’s employee and retiree benefit plans, black lung claims incidence, the number of dependents of mine workers for whom benefits are provided, actual retirement experience of the former coal operation’s employees, actual medical and legal expenses relating to benefits, changes in inflation rates (including medical inflation) and interest rates, changes in mortality and morbidity assumptions, mandatory or voluntary pension plan contributions, discovery of new facts relating to civil suits, the addition of claims or changes in relief sought by adverse parties, the cash, debt and tax position and growth needs of the Company, the demand for capital by the Company and the availability and cost of such capital, the satisfaction or waiver of limitations on the use of proceeds contained in various of the Company’s financing arrangements, the nature of the Company’s hedging relationships, the financial performance of the Company, utilization of third-party advisors and the ability of the Company to hire and retain corporate staff, changes in employee obligations, overall domestic and international economic, political, social and business conditions, capital markets performance, the strength of the U.S. dollar relative to foreign currencies, foreign currency exchange rates, changes in estimates and assumptions underlying the Company’s critical accounting policies, anticipated return on assets, inflation, the promulgation and adoption of new accounting standards and interpretations, seasonality, pricing and other competitive industry factors, labor relations, fuel and copper prices, new government regulations and interpretations of existing regulations, legislative initiatives, judicial decisions, issuances of permits, variations in costs or expenses and the ability of counterparties to perform.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a global leader in security-related services that operates two businesses: Brink’s, Incorporated and Brink’s Home Security.  Brink’s, Incorporated is the world’s premier provider of secure transportation and cash management services.  Brink’s Home Security is one of the largest and most successful residential alarm companies in North America.  For more information, please visit The Brink’s Company website at www.brinkscompany.com or call toll free 877-275-7488.

Conference Call
The Brink’s Company will host a conference call today, April 30, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing (877) 407-0778 (domestic) or (201) 689-8565 (international), or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through May 14, 2008, by calling (877) 660-6853 (domestic) or (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 282475.  A webcast replay will also be available at www.brinkscompany.com.

THE BRINK’S COMPANY
and subsidiaries

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2008	2007

Revenues	$920.6	740.5

Expenses:
Operating expenses	681.7	564.7
Selling, general and administrative expenses	140.6	112.4
Total expenses	822.3	677.1
Other operating income (expense), net	(1.0)	0.9

Operating profit	97.3	64.3

Interest expense	(2.5)	(2.5)
Interest and other income, net	2.1	1.6
Income from continuing operations before income taxes
and minority interest	96.9	63.4
Provision for income taxes	34.0	25.3
Minority interest	14.9	7.0

Income from continuing operations	48.0	31.1

Income (loss) from discontinued operations, net of tax	2.1	(2.4)

Net income	$50.1	28.7

Basic earnings per common share:
Continuing operations	$1.03	0.67
Discontinued operations	0.05	(0.05)
Net income	1.08	0.62

Diluted earnings per common share:
Continuing operations	$1.02	0.66
Discontinued operations	0.04	(0.05)
Net income	1.07	0.61

Weighted-average common shares outstanding:
Basic	46.5	46.3
Diluted	46.9	46.9

THE BRINK’S COMPANY
and subsidiaries
(Unaudited)

	Three Months Ended
	March 31,
(In millions)	2008	2007

Segment Information

Revenues:
Brink’s	$792.8	625.8
Brinks Home Security	127.8	114.7
Revenues	$920.6	740.5

Operating profit:
Brink’s	$82.0	51.0
Brinks Home Security	32.0	28.2
Business segments	114.0	79.2
Corporate	(16.1)	(11.6)
Former operations	(0.6)	(3.3)
Operating profit	$97.3	64.3

Supplemental Financial Information

Brink’s:
Revenues:
North America	$230.3	211.2
International	562.5	414.6
Revenues	$792.8	625.8
Operating profit:
North America	$13.4	18.3
International	68.6	32.7
Operating profit	$82.0	51.0

Brink’s Home Security:
Revenues	$127.8	114.7
Operating profit:
Recurring services	$56.8	50.8
Investment in new subscribers	(24.8)	(22.6)
Operating profit	$32.0	28.2

Monthly recurring revenues (a)	38.3	34.2
Annualized disconnect rate	6.1%	6.1%

Number of subscribers (in thousands):
Beginning of period	1,223.9	1,124.9
Installations	44.6	45.8
Disconnects	(18.9)	(17.5)
End of period	1,249.6	1,153.2
Average number of subscribers	1,236.4	1,138.1
(a)	see “Non-GAAP Reconciliations” below.

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

COSTS OF FORMER OPERATIONS INCLUDED IN CONTINUING OPERATIONS

	Three Months Ended
	March 31,
(In millions)	2008	2007

Company-sponsored postretirement benefits other
than pensions	$0.3	1.5
Black lung	0.9	0.9
Pension	(1.8)	(0.1)
Administrative, legal and other expenses, net	1.2	1.0
Costs of former operations	$0.6	3.3

INCOME (LOSS) FROM DISCONTINUED OPERATIONS

	Three Months Ended
	March 31,
(In millions)	2008	2007

Results of Brink’s United Kingdom domestic cash handling
operations	$-	(2.5)
Adjustments to contingent liabilities of former operations	2.9	0.4
Income (loss) from discontinued operations before
income taxes	2.9	(2.1)
Provision for income taxes	0.8	0.3
Income (loss) from discontinued operations	$2.1	(2.4)

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

SELECTED CASH FLOW INFORMATION

	Three Months Ended
	March 31,
(In millions)	2008	2007

Depreciation and amortization:
Brink’s	$29.7	24.7
Brink’s Home Security	20.6	18.5
Corporate	0.1	0.2
Depreciation and amortization	$50.4	43.4

Capital expenditures:
Brink’s	$31.5	26.2
Brink’s Home Security:
Security systems	43.2	41.1
Other	2.6	2.3
Corporate	-	0.1
Capital expenditures	$77.3	69.7

Other Brink’s Home Security cash flow information:
Impairment charges from subscriber disconnects	$11.9	11.2
Amortization of deferred revenue	(8.6)	(8.0)
Deferral of subscriber acquisition costs (current year payments)	(6.3)	(5.8)
Deferral of revenue from new subscribers (current year receipts)	12.0	12.1

THE BRINK’S COMPANY
and subsidiaries

NON-GAAP RECONCILIATIONS
(Unaudited)

Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink’s Home Security revenues follows:

	Three Months Ended
	March 31,
(In millions)	2008	2007

March:
Monthly recurring revenues (“MRR”) (a)	$38.3	34.2
Amounts excluded from MRR:
Amortization of deferred revenue	2.9	2.7
Other revenues (b)	1.6	1.7
Revenues on a GAAP basis	$42.8	38.6

Revenues (GAAP basis):
March	$42.8	38.6
January – February	85.0	76.1
January – March	$127.8	114.7
(a)
MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.

(b)	Revenues that are not pursuant to monthly contractual billings.

The company uses MRR as one factor in the evaluation of BHS’ performance and believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security business produces.  This supplemental non-GAAP information should be reviewed in conjunction with the company’s consolidated statements of operations.

Net Debt (Cash) reconciled to GAAP measures
	March 31,	December 31,
(In millions)	2008	2007

Short-term debt	$17.4	12.4
Long-term debt	162.2	100.2
Debt	179.6	112.6
Less cash and cash equivalents	(207.2)	(196.4)
Net Debt (Cash)	$(27.6)	(83.8)

Net Debt (Cash) is utilized by management as a measure of the company’s financial leverage and the company believes that investors also may find Net Debt (Cash) to be helpful in evaluating the financial leverage of the company.  This supplemental non-GAAP information should be reviewed in conjunction with the company’s consolidated balance sheets in the company’s report on Form 10-Q for the period ended March 31, 2008.

THE BRINK’S COMPANY
and subsidiaries

NON-GAAP RECONCILIATIONS (continued)
(Unaudited)

Brink’s, Incorporated Organic Revenue Growth

	Three Months Ended	% change
(In millions)	March 31,	from prior period

2006 revenues	$548.4	10
Effects on revenue of:
Organic Revenue Growth	47.7	9
Acquisitions and dispositions, net	6.3	1
Changes in currency exchange rates	23.4	4
2007 revenues	625.8	14
Effects on revenue of:
Organic Revenue Growth	95.9	16
Acquisitions and dispositions, net	7.7	1
Changes in currency exchange rates	63.4	10

2008 revenues	$792.8	27

The supplemental Brink’s, Incorporated Organic Revenue Growth information presented above is non-GAAP financial information that management uses to evaluate results of existing operations without the effects of acquisitions, dispositions and currency exchange rates.  The company believes that this information may be helpful to investors in understanding the performance of the company’s operations.  The limitation of this measure is that the effects of acquisitions, dispositions and changes in values of foreign currencies cannot be completely separated from changes in prices (which include the effects of inflation) and volume of a unit’s base business.  This supplemental non-GAAP information does not affect net income or any other reported amounts.  This supplemental non-GAAP information should be reviewed in conjunction with the company’s consolidated statements of operations.

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